Exhibit 14

Consent of Independent Registered Public Accounting Firm

Activa Mutual Funds

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement, constituting a part of the Form N-14, of our report dated February 17, 2009, relating to the Activa Mutual Fund Trust appearing in the Fund’s Annual Shareholders’ Report for the year ended December 31, 2008.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan

July 23, 2009